UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 29, 2016

Commission File No. 1-14588

NORTHEAST BANCORP

(Exact name of registrant as specified in its charter)

Maine	01-0425066
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
500 Canal Street Lewiston, Maine	04240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 786-3245

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |  |  Written communications pursuant to Rule 425 under the Securities Act

     |  |  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     |  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     |  |  Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Definitive Material Agreement

On June 29, 2016, Northeast Bancorp (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Purchasers”) pursuant to which the Company sold and issued $15.05 million in aggregate principal amount of 6.75% fixed-to-floating subordinated notes due 2026 (the “Notes”). The Notes were issued by the Company to the Purchasers at a price equal to 100% of their face amount.

The Notes have a stated maturity of July 1, 2026, and bear interest at a fixed rate of 6.75% per year, from and including June 29, 2016 to but excluding July 1, 2021 computed on the basis of a 360-day year consisting of twelve 30-day months, payable semi-annually in arrears. From and including July 1, 2021 to but excluding the maturity date or early redemption date, the interest rate shall reset quarterly to an interest rate per year equal to the then current three-month LIBOR rate plus 557 basis points, computed on the basis of a 360-day year and the actual number of days elapsed, payable quarterly in arrears. The Notes are redeemable, in whole or in part, on or after July 1, 2021 and at any time upon the occurrence of certain events.

The Purchase Agreement contains certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand. The Notes were offered and sold by the Company to eligible purchasers in a private offering in reliance on the exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and the provisions of Regulation D thereunder.

The Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description herein of the Purchase Agreement is a summary and is qualified in its entirety by reference to the forms of the Purchase Agreement.

The Notes are not convertible into or exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Notes are not subject to redemption at the option of the holder. Prior to July 1, 2021, the Company may redeem the Notes, in whole at any time, or in part from time to time, only under certain limited circumstances set forth in the Notes. On or after July 1, 2021, the Company may redeem the Notes at its option, in whole at any time, or in part on any interest payment date. Any redemption by the Company would be at a redemption price equal to 100% of the outstanding principal amount of the Notes being redeemed, together with any accrued and unpaid interest on the Notes being redeemed to but excluding the date of redemption.

Principal and interest on the Notes are subject to acceleration only in limited circumstances. The Notes are unsecured, subordinated obligations of the Company and rank junior in right to payment to the Company's current and future senior indebtedness.

The Notes were designed to qualify as Tier 2 capital under the Federal Reserve’s capital guidelines. The Company intends to use the net proceeds of the offering for general corporate purposes, including lown growth, additional liquidity and working capital.

The forms of Note are attached as Exhibit 4.1 to this Current Report on Form 8-K and are incorporated herein by reference. The description of the Notes herein is a summary and is qualified in its entirety by reference to the forms of Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

Attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01 is a presentation to investors.

The information contained in this Item 7.01 and the Exhibit incorporated by reference herein shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Description

4.1	Form of 6.75% Fixed-to-Floating Subordinated Note due 2026 (included as Exhibit A to the Purchase Agreement filed as Exhibit 10.1 hereto)

10.1	Form of Subordinated Note Purchase Agreement, dated June 29, 2016, by and among Northeast Bancorp and the Purchasers identified therein

99.1	Investor Presentation

99.2	Press Release of Northeast Bancorp, dated June 29, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NORTHEAST BANCORP

By:	/s/ Richard Wayne
Name: Richard Wayne
Title: President and Chief Executive Officer

Date: June 29, 2016